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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2008

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	001-32609 (Commission File Number)	52-2277366 (IRS Employer Identification Number)

Not Applicable
(Former name or former address, if changed since last report)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant's principal executive office)

(609) 514-0300
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item    1.01—Entry into a Material Definitive Agreement.

        On June 11, 2008, Rockwood Holdings, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC (the "Underwriter"), certain selling stockholders comprising funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and DLJ Merchant Banking Partners III, and certain management stockholders (the "Selling Stockholders"). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 10,000,000 shares of the Company's Common Stock as described in the Prospectus Supplement dated June 11, 2008, which was filed pursuant to the Company's Registration Statement on Form S-3 (File No. 333-147139) on June 13, 2008. The Underwriters have the option to purchase up to an additional 1,500,000 shares from the Selling Stockholders for a period of 30 days following execution of the Underwriting Agreement.

        A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item    9.01—Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated June 11, 2008, between Rockwood Holdings, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC.

*
Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ THOMAS J. RIORDAN Name: Thomas J. Riordan Title: Senior Vice President, Law & Administration

Dated: June 17, 2008

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  Item 1.01—Entry into a Material Definitive Agreement.
  Item 9.01—Financial Statements and Exhibits.
SIGNATURES